Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Tricia Haugeto
Array BioPharma Inc.
(303) 386-1193
thaugeto@arraybiopharma.com

ARRAY BIOPHARMA ANNOUNCES DRUG DISCOVERY COLLABORATION
WITH ONO PHARMACEUTICAL CO., LTD.

Boulder, Colo., (November 3, 2005) - Array BioPharma Inc. (“Array”, NASDAQ: ARRY) today announced the commencement of a drug discovery collaboration with Ono Pharmaceutical Co., Ltd. (“Ono”) to create small molecule drug candidates against a series of kinases selected by Ono.

“We dedicate ourselves on creating innovative medicines,” said Kigen Kondo, Ph.D., Executive Director of Research Headquarters, Ono.  “We are very much pleased about this collaborative arrangement with Array, a pharmaceutical company with excellent state-of-the-art technologies, to create drug candidates modulating our selected new targets.”

Ono will provide funding to access Array’s Drug Discovery Platform.  Array will be entitled to receive milestone payments based on the selection and progression of clinical drug candidates.  In addition Array will be entitled to receive royalties on sales of any products that may result from the collaboration.  Ono will have the sole responsibility for clinical development and commercialization of any resulting products.  Other terms were not announced.

“We are delighted to be initiating this multi-year collaboration with Ono,” said Kevin Koch, Ph.D., President and Chief Scientific Officer, Array. “We view Ono’s interest in partnering with Array as further validation of our ability to create high quality clinical candidates.”

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About Array BioPharma

Array BioPharma is a biopharmaceutical company focused on the discovery, development and commercialization of orally active drugs to address significant unmet medical needs.  Our proprietary drug development pipeline is primarily focused on the treatment of cancer and inflammatory disease and includes several small molecule drug candidates that are designed to regulate targets in therapeutically important biologic pathways. In addition, leading pharmaceutical and biotechnology companies access our drug discovery technologies and expertise through collaborations to design, create, optimize and evaluate drug candidates across a broad range of therapeutic areas.  For more information on Array, please go to www.arraybiopharma.com.

Array Forward-Looking Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties, including those discussed in our annual report filed on form 10-K for the year ended June 30, 2005, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, our ability to achieve and maintain profitability, the extent to which the pharmaceutical and biotechnology industries are willing to in-license drug candidates for their product pipelines and to collaborate with and fund third parties for their drug discovery activities, our ability to out-license our proprietary candidates on favorable terms, our ability to continue to fund and successfully progress internal research efforts and to create effective, commercially viable drugs, risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates, the ability of our collaborators and of Array to meet drug objectives, including clinical trials, tied to milestones and royalties, and our ability to attract and retain experienced scientists and management. We are providing this information as of November 3, 2005. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

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